Exhibit 15

August 8, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 8, 2018 on our review of interim financial information of W. R. Grace & Co., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in its Registration Statements on Form S-8 dated May 12, 2000, April 28, 2011, May 2, 2013, February 27, 2014, February 23, 2017 and May 9, 2018.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland